UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 13, 2008

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2008, Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership subsidiary of Hersha Hospitality Trust (“HT”), entered into two separate contribution agreements and closed on the acquisition  of all of the issued and outstanding membership interests in Risingsam Hospitality, LLC (“Risingsam”). Risingsam is the owner of the hotel and improvements associated with the JFK Sheraton (the “Hotel”) located at 132-26 South Conduit Boulevard, Jamaica, New York.

HHLP entered into one of the contribution agreements (the “Hersha Contribution Agreement”) with Shree Associates, Kunj Associates, Devi Associates, Shanti III Associates, Trust FBO Jay H Shah under the Hasu and Hersha Shah 2004 Trust dated August 18, 2004, Trust FBO Neil H Shah under the Hasu and Hersha Shah 2004 Trust dated August 18, 2004, PLM Associates LLC, David L. Desfor and Ashish R. Parikh and closed on the acquisition of membership interests in Hersha Conduit Associates, LLC (“Hersha Conduit”).  Hersha Conduit owns fifty percent of the membership interests of Risingsam,  Simultaneously, HHLP entered into a separate contribution agreement with an unrelated third party to acquire the other  fifty percent of the membership interests of Risingsam on similar terms.

The aggregate purchase price for all of the membership interests in Risingsam, including closing costs and seller reimbursements, was approximately $34.7 million, which includes the assumption of an approximately $23.8 million loan from Commerce Bank, N.A, which accrues interest at LIBOR plus 2.0% per annum and matures on April 28, 2010, and  1,177,306 units of limited partnership interest of HHLP (“OP Units”) valued at $9.00 per unit.

Of these OP Units, 574,306 were issued in varying amounts to the following executive officers and trustees of HT who had direct or indirect interests in Hersha Conduit:  Hasu P. Shah, our Chairman of the Board of Trustees and former Chief Executive Officer; Kiran P. Patel, a member of our Board of Trustees; Jay H. Shah, a member of our Board of Trustees and our Chief Executive Officer; Neil H. Shah, our President and Chief Operating Officer; Ashish R. Parikh, our Chief Financial Officer; and David L. Desfor, our Treasurer and Secretary.

 As a related party transaction, the transaction was approved by all of HT’s independent trustees.  Hersha Hospitality Management L.P. (“HHMLP”), Hersha’s affiliated hotel management company, will continue to manage the Hotel.

The preceding description of the material terms of the Hersha Contribution Agreement is qualified in its entirety by reference to the terms of the Hersha Contribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1
Contribution Agreement, dated as of June 13, 2008, by and among Shree Associates, Kunj Associates, Devi Associates, Shanti III Associates, Trust FBO Jay H Shah under the Hasu and Hersha Shah 2004 Trust dated August 18, 2004, Trust FBO Neil H Shah under the Hasu and Hersha Shah 2004 Trust dated August 18, 2004, PLM Associates LLC, David L. Desfor and Ashish R. Parikh and Hersha Hospitality Limited Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: June 19, 2008	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer